UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report: July 9, 2010

(Date of earliest event reported)

SciClone Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19825	94-3116852
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

950 Tower Lane, Suite 900, Foster City, CA	94404
(Address of principal executive offices)	(Zip Code)

(650) 358-3456

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On July 9, 2010, the Board of Directors (the “Board”) of SciClone Pharmaceuticals, Inc. (“SciClone”), including all the members of the Compensation Committee (“Committee”), approved an amendment to the change in control arrangements with each of Gary S. Titus, Chief Financial Officer and Senior Vice President, Finance, Hans P. Schmid, President and Managing Director, SciClone Pharmaceuticals, International, Ltd., and Israel Rios, M.D., Chief Medical Officer and Senior Vice President, Medical Affairs (each an “Executive Officer,” and together, the “Executive Officers”).

Upon the Committee’s recommendation, the Board authorized amendments to the change in control arrangements with the Executive Officers to provide the same bonus payment provision as in the recently implemented executive severance arrangements with each of the Executive Officers. The amendment will provide that if the Executive Officer is terminated without cause following a change of control, and subject to such Executive Officer’s execution of a general release of claims, SciClone will, in addition to the change in control provisions already in place with the Executive Officers, pay 50% of the average of such Executive Officer’s annual performance bonus paid over the prior two fiscal years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 15, 2010	SCICLONE PHARMACEUTICALS, INC.

	By:	/S/ GARY S. TITUS
Gary S. Titus
Chief Financial Officer and Senior Vice President, Finance